UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/15/2011

Atlas Energy, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32953

Delaware	43-2094238
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Westpointe Corporate Center One
1550 Coraopolis Heights Road
Moon Township, Pennsylvania 15108
(Address of principal executive offices, including zip code)

412-262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2011, the Board of Directors of Atlas Pipeline Holdings GP, LLC ("AHD GP") appointed Jeffrey M. Slotterback, 28, as Chief Accounting Officer of AHD GP. Mr. Slotterback was the Manager of Financial Reporting for Atlas Energy, Inc. from July 2009 until February 2011 when Atlas Energy, Inc. consummated its merger with Chevron Corporation (the "Chevron Merger") and then served as the Manager of Financial Reporting for AHD GP from the consummation of the Chevron Merger until March 2011. Mr. Slotterback served as Manager of Financial Reporting for both AHD GP and Atlas Pipeline Partners GP, LLC from May 2007 until July 2009. Mr. Slotterback was a Senior Auditor at Deloitte and Touche, LLP from 2004 until 2007, where he focused on energy and health care clients. Mr. Slotterback is a Certified Public Accountant. Robert W. "Trey" Karlovich, III continues to serve as the Chief Accounting Officer of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL) and will no longer serve as Chief Accounting Officer of AHD GP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy, L.P.

Date: March 18, 2011	By:	/s/ Lisa Washington
Lisa Washington
Chief Legal Officer and Secretary